                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS OF DIMECO, INC.:


            Notice is hereby given that the Annual Meeting of Shareholders of Dimeco, Inc. (the "Company") will be held at 2:00 p.m., prevailing time, on Thursday, April 24, 1997, at the main office of The Dime Bank, 820-822 Church Street, Honesdale, Pennsylvania 18431, for the following purposes:

            1. To elect two Class B directors to serve for a three-year term and until their successors are duly elected and qualified;

            2. To ratify the selection of S. R. Snodgrass, A.C., Certified Public Accountants, of Wexford, Pennsylvania, as the independent auditors of the Company for the fiscal year ending December 31, 1997; and

            3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.


            Only those shareholders of record at the close of business, at 5:00 p.m., on Friday, March 14, 1997, will be entitled to notice of and to vote at the Annual Meeting.

            A copy of the Company's Annual Report for the fiscal year ended December 31, 1996, is being mailed with this notice.

            You are urged to mark, sign, date and promptly return your proxy so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect your right to vote in person if you attend the meeting.

                                 By Order of the Board of Directors


                                 Joseph J. Murray
                                 President & Chief Executive Officer

April 1, 1997

                  PROXY STATEMENT FOR THE ANNUAL MEETING OF
                    SHAREHOLDERS TO BE HELD APRIL 24, 1997


                                   GENERAL


Introduction, Date, Place and Time of Meeting

            This Proxy Statement is being furnished for the solicitation by the Board of Directors of Dimeco, Inc. (the "Company"), a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held at the main office of The Dime Bank, 820-822 Church Street, Honesdale, Pennsylvania 18431, on Thursday, April 24, 1997, at 2:00 p.m., prevailing time, or at any adjournment or postponement of the Annual Meeting.

            The main office of the Company is located at The Dime Bank, 820-822 Church Street, Honesdale, Pennsylvania 18431. The telephone number for the Company is (717) 253-1970. All inquiries should be directed to Joseph J. Murray, President and Chief Executive Officer. This Proxy Statement and the enclosed form of proxy (the "Proxy") are first being sent to shareholders of the Company on or about April 1, 1997.


Solicitation

            Shares represented by proxies on the accompanying Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying to the contrary will be voted for the election of the two nominees for Class B director named below and for the approval of S. R. Snodgrass, A.C., Certified Public Accountants, as the independent auditors for the fiscal year ending December 31, 1997. Execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person.

            The cost of preparing, assembling, mailing and soliciting proxies will be borne by the Company. In addition to the use of the mails, certain directors, officers and employees of the Company intend to solicit proxies personally, by telephone and by facsimile. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons, and, upon request therefor, the Company will reimburse them for their reasonable forwarding expenses.


Right of Revocation

            A shareholder who returns a Proxy may revoke it at any time before it is voted by: (1) delivering written notice of revocation to Gerald J. Weniger, Secretary, Dimeco, Inc., 820-822 Church Street, Honesdale, Pennsylvania 18431, telephone: (717) 253-1970; (2) executing a later-dated Proxy and giving written notice thereof to the Secretary of the

Company; or (3) voting in person after giving written notice to the Secretary of the Company.


Voting Securities, Record Date and Quorum

            At the close of business on March 14, 1997, the Company had outstanding 724,038 shares of common stock, $.50 par value per share (the "Common Stock"). The presence, in person or by proxy, of a majority of the outstanding shares of the Common Stock will constitute a quorum at the Annual Meeting.

            Only holders of Common Stock of record at the close of business on March 14, 1997, will be entitled to notice of and to vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors. On all matters to come before the Annual Meeting, each share of Common Stock is entitled to one vote.


           PRINCIPAL BENEFICIAL OWNERS OF THE COMPANY'S STOCK


Principal Owner

            The following table sets forth, as of March 14, 1997, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than five percent (5%) of the Company's outstanding Common Stock, the number of shares beneficially owned by such person and the percentage of the Company's outstanding Common Stock so owned.

                                                      Percent of Outstanding
                            Shares Beneficially            Common Stock
Name and Address                   Owned                Beneficially Owned
----------------            -------------------       ----------------------

Cede & Co.                        104,896                      14.49%
Box 20
Bowling Green Station
New York, NY  10004

Beneficial Ownership by Officers, Directors and Nominees

            The following table sets forth as of March 14, 1997, the amount and percentage of the Common Stock of the Company beneficially owned by each director, each nominee and all officers and directors of the Company as a group.

Name of Individual               Amount and Nature of            Percent of
or Identity of Group          Beneficial Ownership(1)(2)          Class(3)
--------------------          --------------------------         ----------

David M. Boyd(5)(7)                 34,860.0                        4.81%
John S. Kiesendahl(5)(9)            10,529.7                        1.45%
Joseph J. Murray(4)(10)              1,367.1                         ---
Thomas A. Peifer(4)(7)               6,024.5                         ---
William E. Schwarz(6)                5,550.0                         ---
Henry M. Skier(6)(8)                28,007.7                        3.87%
Gerald J. Weniger(6)                 5,936.5                         ---

All Officers and Directors as a
 Group   (10 persons in total)      97,252.7                       13.43%
[FN]
(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission ("SEC") and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after March 14, 1997. Beneficial ownership may be disclaimed as to certain of the securities.
(2)      Information furnished by the Directors and the Company.
(3)      Less than one percent (1%) unless otherwise indicated.
(4)      A Class A Director Whose Term Expires in 1999 .
(5)      A Class B Director Whose Term Expires in 1997 and a nominee for
         Class B Director Whose Term Expires in 2000.
(6)      A Class C Director Whose Term Expires in 1998.
(7)      All shares are held jointly with his spouse.
(8) Of the 28,007.7 shares beneficially owned by Mr. Skier, 18,317.2 are held by him individually, 240.5 shares are held by Mr. Skier as custodian for his two children and 9,450 shares are held in self-directed retirement accounts.
(9) Of the 10,529.7 shares beneficially owned by Mr. Kiesendahl, 1,509.4 are owned by him individually, 2,405.4 are owned jointly with his spouse and 6,614.9 are held by Woodloch Pines, Inc., of which Mr. Kiesendahl is the President.
(10) Of the 1,367.1 shares beneficially owned by Mr. Murray, 1,344.7 are held jointly with his spouse and 11.2 shares are held individually by each of two children who reside with Mr. Murray.

Section 16(a) Beneficial Ownership Compliance

            Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities (in this case the Company's Common Stock), to file reports of ownership and changes in ownership with the Securities and Exchange Commission, (the "SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

            Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period January 1, 1996 through December 31, 1996, all filing requirements applicable to its officers, directors and greater than ten-percent shareholders were complied with.


                           ELECTION OF DIRECTORS


            The Company has a classified Board of Directors with staggered three-year terms of office. In a classified board, the directors are generally divided into separate classes of equal number. The terms of the separate classes expire in successive years. Thus, at each Annual Meeting of Shareholders, successors to the class of directors whose term shall then expire shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year.

            In addition, there is no cumulative voting for the election of directors. Each share of Common Stock is entitled to cast only one vote for each nominee. For example, if a shareholder owns 100 shares of Common Stock, he or she may cast up to 100 votes for each of the nominees for director in the class to be elected. Election of a nominee to the office of director will require an affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting.

            Unless otherwise instructed, the proxy holders will vote the Proxies received by them for the election of the two nominees for Class B Director named below. If any nominee should become unavailable for any reason, Proxies will be voted in favor of a substitute nominee as the Board of Directors of the Company shall determine. The Board of Directors has no reason to believe the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors of the Company for any reason may be filled by a majority of the directors then in office until the expiration of the term of vacancy.

                        INFORMATION AS TO NOMINEES,
                     DIRECTORS AND EXECUTIVE OFFICERS


            The following table contains certain information with respect to the nominees and the director(s) whose terms of office expire in 1997, 1998 and 1999, respectively.

                              Principal Occupation              Director Since
Name                 Age      for Past Five Years                Company/Bank
----                 ---      --------------------              --------------

Nominees For Class B Directors Whose Term Will Expire
In 2000 And Current Class B Directors Whose Term Expires In 1997
----------------------------------------------------------------

David M. Boyd         74      Attorney-at-Law                      1992/1975

John S. Kiesendahl    50      President - Woodloch                 1992/1985
                              Pines, Inc. (resort)

Class C Directors Whose Term Expires In 1998
--------------------------------------------

William E. Schwarz    54      Vice President - Edw. J. Schwarz,    1992/1971
                              Inc. (automobile dealership)

Henry M. Skier        56      President and Treasurer -            1992/1982
                              A. M. Skier Agency, Inc.
                              (independent insurance agency)

Gerald J. Weniger     66      President - Weniger Electronics,     1992/1986
                              Inc. (retail electronic
                              appliances and equipment)

Class A Directors Whose Term Expires In 1999
--------------------------------------------

Joseph J. Murray      57      President and Chief Executive        1992/1991
                              Officer of the Company and the
                              Bank

Thomas A. Peifer      54      Superintendent of the                1992/1987
                              Wallenpaupack Area School
                              District

            During 1996, the Board of Directors of the Company held five meetings. Directors received no additional remuneration for attendance at meetings of the Board of Directors of the Company. The Board of Directors of the Bank held 33 meetings.

            Each of the Directors, with the exception of Messrs. Skier and Weniger attended at least 75% of the total number of meetings of the Company. Each of the Directors, with the exception of Mr. Skier, attended at least 75% of the total number of meetings of the Bank's Board of Directors and of the committees on which they serve.

            The Board of Directors of the Company has at present no standing committees. The Company does not have a nominating committee. A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary of the Company in accordance with Section 10.1 of the Company's By-laws.


Executive Compensation

            The following table sets forth the total compensation for services in all capacities paid by the Company and the Bank during 1996, 1995 and 1994 to the Company's and the Bank's President and Chief Executive Officer. No other officer of the Company and the Bank had total annual salary and bonus that exceeded $100,000 during 1996, 1995 or 1994.

SUMMARY COMPENSATION TABLE(1)

                                                                  Annual Compensation
                                            --------------------------------------------------------------
Name and                         Fiscal                                 Other Annual         All Other
Principal Position                Year      Salary($)     Bonus($)     Compensation($)    Compensation($)
---------------------------------------------------------------------------------------------------------

Joseph J. Murray,President       1996       $ 100,511    $ 18,009(2)     $ 33,313(3)        $      -
and Chief Executive Officer      1995          96,140      13,119(5)       29,972(6)           2,166(4)
of the Company and Bank          1994          89,830       7,421(7)       13,705(8)           2,166(4)

[FN]
(1) From January 1, 1994 through December 31, 1996, the Company did not pay any long-term compensation in the form of stock options, stock appreciation rights, restricted stock or any other long-term compensation, nor did it make any long-term incentive plan payments. Accordingly, no such information is presented in the Summary Compensation Table set forth above.
(2) Includes a $10,047 cash bonus and a $7,962 contribution to Mr. Murray's 401(k) profit-sharing plan.
(3) Includes $24,260 vested benefit in salary continuation plan, $6,398 as the incremental costs for an automobile made available to Mr. Murray and $2,655 representing various medical, disability and life insurance premiums.
(4) Represents the Bank's contribution to the pension plan on behalf of Mr. Murray.
(5) Includes a $6,730 cash bonus and a $6,389 contribution to Mr. Murray's 401(k) profit-sharing plan..
(6) Includes $22,290 vested benefit in a salary continuation plan, $5,097 as the incremental costs for an automobile made available to Mr. Murray and $2,585 representing various medical, disability and life insurance premiums.
(7) Includes a $4,341 cash bonus and a $3,080 contribution to Mr. Murray's 401(k) profit-sharing plan..
(8) Includes $5,200 as directors' fees, $5,975 as the incremental costs for an automobile made available to Mr. Murray and $2,530 representing various medical, disability and life insurance premiums.

Salary Continuation Plan for Executive Officers

          Joseph J. Murray has served as the Company's and the Bank's President and Chief Executive Officer since 1993 and Executive Vice President and Chief Executive Officer of the Bank since 1986. David M. Swingle has served as Vice President of the Company since 1993 and Vice President of the Bank since 1985. Maureen H. Beilman has served as the Company's and the Bank's Treasurer since 1993 and as Controller of the Bank since 1988. Gary C. Beilman has served as Vice President of the Company since 1993 and as Vice President of the Bank since 1989. As a result of these officers active involvement and experience in the affairs of the Bank, the Bank has depended upon, and continues to depend upon, their continued employment. The Bank does not maintain employment contracts or key man insurance, other than in connection with the salary continuation plans below, with respect to Messrs. Murray, Swingle, Beilman and Ms. Beilman. However, in 1995, the Bank entered into agreements to establish a non-qualified salary continuation plan (the "Salary Continuation Plan") for these officers.

          If an officer continues to serve as an officer of the Bank until he or she attains age sixty-five (65), the Bank agrees to pay that officer 120 guaranteed consecutive monthly payments commencing on the first day of the month following the officer's 65th birthday. If the officer attains sixty-five (65) years of age, but dies before receiving all of the guaranteed monthly payments or dies before age sixty-five (65) while serving as an officer, then the Bank will make the remaining payments to that officers designated beneficiary or to the representative of his or her estate. The Bank has obtained life insurance (designating the Bank as beneficiary) on the life of each participating officer in an amount which is intended to cover the Bank's obligations under the Salary Continuation Plan, based upon certain actuarial assumptions. In 1996, the Bank accrued $37,105 as an expense for the Salary Continuation Plan. Income realized from increases in the cash surrender values of the life insurance policies in 1996 was $50,153.

Report of the Board of Directors on Executive Compensation

          The Board of Directors sits as a committee in the determination of compensation for the Company's and the Bank's executive officers. The Board of Directors reviews three elements in the total compensation to be awarded to each executive officer -- base salary, annual cash bonus and other perquisites. In 1996, Joseph J. Murray, the President and Chief Executive Officer and Mr. Gary Beilman, Vice President were the only officers to receive a "perquisite," which was the use of Company automobiles.

          With respect to base salary: the Board of Directors reviewed peer group surveys of executive compensation and made evaluations as to the contribution, experience and tenure of each executive officer. The President of the Company and the Bank reviewed all base salary recommendations for all executive officers, except himself, with the Board of Directors. The Board of Directors considered the elements of compensation for the President and Chief Executive Officer separately from the other executive officers. The President and Chief Executive Officer did not participate in the discussions and decision relating to his base salary and annual cash bonus.

          With respect to the annual cash bonus: the Board of Directors established for 1996 a formula to determine minimum awards of annual cash bonus for the executive officers. This formula is as follows: if the Company achieved a return on assets of 1.1%, 1.2% or 1.3%, then each executive would receive a minimum award of annual cash bonus equal to 5%, 6% and 7%, respectively, of his or her base salary. However, the Board of Directors decided to reward the extra effort extended by members of Senior Management for their work in 1996 to develop organizational effieciencies, to implement the change to a new computer software system and for their contributions to Net Income for past years. In reviewing the peer group bonus percentages based upon similar operating results, they increased the bonus calculation to 10% for Mr. Murray and 8% each for the other executive officers.

                                Submitted By The Board of Directors Acting as the Executive Compensation Committee:

                                David M. Boyd             John S. Kiesendahl
                                Joseph J. Murray          Thomas A. Peifer
                                William E. Schwarz        Henry M. Skier
                                Gerald J. Weniger

Board of Directors Interlocks and Insider Participation in Compensation
Decisions

          Joseph J. Murray, President and Chief Executive Officer of the Company and the Bank is a member of the Board of Directors. Mr. Murray makes recommendations to the Board of Directors regarding compensation for all employees. The recommendations are submitted to the entire Board of Directors to be voted upon to establish compensation policies. Mr. Murray does not participate in the discussions and decision relating to his base salary and cash bonus.

Directors' Compensation

          Each outside Director of the Bank received, in 1996, $11,000 for his services as a Director. In 1996, the Directors of the Bank received $66,000 in the aggregate for attendance at Board meetings. Directors received no remuneration for attendance at meetings of the Board of Directors of the Company in excess of remuneration received for attendance at meetings of the Board of Directors of the Bank.

Director Deferred Compensation Plans

          The Bank has entered into agreements with two Directors to establish a non-qualified deferred compensation plans (the "Director Deferred Compensation Plans"). Mr. Skier is deferring substantially all of the payment of his directors' fees described above. The plan is equal to a sum of money measured by the collateral assignment portion between the Director and the Bank accruing during the term of his appointment in connection with the Director's agreement with the Bank. If the Directors's appointment is terminated due to his death or disability while still named as a Director of the Bank, the Bank shall make the payment at the termination of service, if disabled or to his beneficiary, if deceased. The plan for Mr. Kiesendahl is recorded by the Bank in a deferred compensation account for his benefit. He is entitled to receive all amounts credited to the account as of the date of termination of service. If termination is due to his death, his beneficiary will be entitled to receive all amounts credited to the account as of the date of his death, either in installments or as a lump sum, at the Bank's discretion. Mr. Kiesendahl chose not to defer any portion of his director's fees during 1996. Although Messrs. Skier and Kiesendahl are the only Directors who have entered into these agreements as of this date, the Bank has offered these plans to all Directors and may enter into substantially similar plans with its remaining Directors.

Certain Relationships and Related Transactions

          There have been no material transactions since January 1, 1996, nor are any such transactions currently proposed, to which the Company or the Bank was or is to be a party and in which any director or executive officer of the Company, or any beneficial owner of more than 5% of the Common Stock of the Company (or any associate thereof, respectively), had or will have a material interest. The Company and the Bank have had and intend to continue to have banking and financial transactions in the ordinary course of business with directors and executive officers of the Company and the Bank and their respective associates on comparable terms and with similar interest rates as those prevailing from time to time for other non-affiliated customers of the Company and the Bank. Total loans outstanding from the Company and the Bank, at December 31, 1996, to the Company's and the Bank's officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $2,846,730 or 21.7% of the Bank's total equity capital accounts. This was the largest amount of indebtedness outstanding at any time during fiscal year 1996 to the above identified group. Such loans do not involve more than the normal risk of collectibility nor do they present other unfavorable features.

Principal Officers of the Company

          The following table sets forth selected information about the principal officers of the Company, each of whom is selected by the Board of Directors and each of whom holds office at the discretion of the Board of
Directors:

                                                                   Bank          Number of        Age as of
                                                       Held      Employee      Company Shares     March 14,
Name                    Office/Position with Bank      Since       Since     Beneficially Owned      1997
----                    -------------------------      -----     --------    ------------------   ---------
William E. Schwarz      Chairman                       1993         (1)            5,550.0            54

Joseph J. Murray        President and CEO              1993(2)      1986           1,367.1            57

David M. Boyd           Vice President                 1993         (1)           34,860.0            74

Gerald J. Weniger       Secretary                      1993         (1)            5,936.5            66

Maureen H. Beilman      Treasurer                      1993(2)      1988             800.8            41

David M. Swingle        Vice President and             1993(2)      1985           3,380.0            42
                        Assistant Secretary

Gary C. Beilman         Vice President                 1994(2)      1989             796.4            42

[FN]
(1) Messrs. Schwarz, Weniger and Boyd have never been full-time employees of the Bank.
(2) Messers. Murray, Swingle and Beilman and Ms. Beilman are full-time employees of the Bank. Mr. Beilman is Ms. Beilman's brother-in-law.

Principal Officers of the Bank

          The following table sets forth selected information about the principal officers of the Bank, each of whom is selected by the Board of Directors of the Bank and each of whom holds office at the discretion of the Board of Directors of the Bank:

                                                                   Bank          Number of        Age as of
                                                       Held      Employee      Company Shares     March 14,
Name                    Office/Position with Bank      Since       Since     Beneficially Owned      1997
----                    -------------------------      -----     --------    ------------------   ---------
William E. Schwarz      Chairman                        1986        (1)            5,550.0            54

Joseph J. Murray        President and CEO               1993       1986            1,367.1            57

David M. Boyd           Vice President                  1986        (1)           34,860.0            74

Gerald J. Weniger       Assistant Secretary             1991        (1)            5,936.5            66

David M. Swingle        Vice President & Secretary      1986       1985            3,380.0            42

Gary C. Beilman(2)      Vice President                  1989       1989              796.4            42

Maureen H. Beilman(2)   Controller and Treasurer        1988       1988              800.8            41

[FN]
(1) Messrs. Schwarz, Weniger and Boyd have never been full-time employees of the Bank.
(2)      Mr. Beilman is Ms. Beilman's brother-in-law.

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS


          Unless instructed to the contrary, it is intended that votes will be cast pursuant to the proxies for the ratification of the selection of S. R. Snodgrass, A.C., Certified Public Accountants, of Wexford, Pennsylvania ("Snodgrass"), as the Company's independent public accountants for its fiscal year ending December 31, 1997. The Company has been advised by Snodgrass that none of its members has any financial interest in the Company. Ratification of Snodgrass will require an affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting. Snodgrass served as the Company's independent public accountants for the Company's 1996 fiscal year.

          In addition to performing customary audit services, Snodgrass assisted the Company with the preparation of its federal and state tax returns, and provided assistance in connection with regulatory matters, charging the Company for such services at its customary hourly billing rates. These non-audit services were approved by the Company's and the Bank's Board of Directors, after due consideration of the effect of the performance thereof on the independence of the accountants and after the conclusion by the Company's and the Bank's Board of Directors that there was no effect on the independence of the accountants.

          In the event that the shareholders do not ratify the selection of Snodgrass as the Company's independent public accountants for the 1997 fiscal year, another accounting firm will be chosen to provide independent public accountant audit services for the 1997 fiscal year. The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of Snodgrass as the auditors for the Company for the year ending December 31, 1997.

          It is understood that even if the selection of Snodgrass is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent auditing firm at any time during the year if the Board of Directors determines that such a change would be in the best interests of the Company and its shareholders.

                             LEGAL PROCEEDINGS


General

          In the opinion of the management of the Company, there are no proceedings pending to which the Company and the Bank is a party or to which its property is subject, which, if determined adversely to the Company and the Bank, would be material in relation to the Company's and the Bank's undivided profits or financial condition. There are no proceedings pending other than ordinary routine litigation incident to the business of the Company and the Bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against the Company and the Bank by government authorities.


Environmental Issues

          There are several federal and state statutes that govern the obligations of financial institutions with respect to environmental issues. Besides being responsible under such statutes for its own conduct, a bank also may be held liable under certain circumstances for actions of borrowers or other third parties on properties that collateralize loans held by the bank. Such potential liability may far exceed the original amount of the loan made by the bank. Currently, the Bank is not a party to any pending legal proceedings under any environmental statute nor is the Bank aware of any circumstances that may give rise to liability of the Bank under any such statute.

                              ANNUAL REPORT


          A copy of the Company's Annual Report for its fiscal year ended December 31, 1996, is being mailed with this Proxy Statement. A representative of Snodgrass, the accounting firm which examined the financial statements in the Annual Report, will attend the Annual Meeting. This representative of Snodgrass will have the opportunity to make a statement, if he or she desires to do so, and will be available to respond to any appropriate questions presented by shareholders at the Annual Meeting.


                         SHAREHOLDER PROPOSALS


          Any shareholder, who in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in the Company's Proxy Statement for its 1998 Annual Meeting of Shareholders must deliver such proposal in writing to the Secretary of Dimeco, Inc. at the principal executive offices of the Company at The Dime Bank, 820-822 Church Street, Honesdale, Pennsylvania 18431, not later than Wednesday, December 3, 1997.


                             OTHER MATTERS


          The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the Notice of Annual Meeting of Shareholders, but if any matters are properly presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their judgment.


                         ADDITIONAL INFORMATION


          Upon written request of any shareholder, a copy of the Company's report on Form 10-KSB for its fiscal year ended December 31, 1996, including the financial statements and the schedules thereto, required to be filed with the SEC, may be obtained, without charge, from Maureen H. Beilman, Treasurer, Dimeco, Inc., 820-822 Church Street, Honesdale, Pennsylvania 18431, telephone: (717) 253-1970.

          In addition, a copy of the Annual Disclosure Statement of The Dime Bank may also be obtained, without charge, from Maureen H. Beilman, Treasurer.

                                 DIMECO, INC.
                                    PROXY
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 24, 1997 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


          The undersigned hereby constitutes and appoints L. Jill George and Kelley J. Lalley and each and any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Dimeco, Inc. (the "Company") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the main office of The Dime Bank, 820-822 Church Street, Honesdale, Pennsylvania 18431, on Thursday, April 24, 1997 at 2:00 p.m., prevailing time, and at any adjournment or postponement thereof as follows:

1.   ELECTION OF CLASS B DIRECTORS

    [   ]   For all nominees listed        [   ]   WITHHOLD AUTHORITY
            below (except as marked                to vote on all nominees
            to the contrary below)                 listed below

     (INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
      WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

                      David M. Boyd and John S. Kiesendahl

              ---------------------------------------------------

2. Ratification of the selection of S. R. Snodgrass, A.C., Certified Public Accountants, as the auditors of the Company for the year ending
     December 31, 1997.

              [   ]   FOR                  [   ]   AGAINST

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

          THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSAL 2.
                                      Dated                             , 1997
                                            ----------------------------

                                      ----------------------------------------

                                      ----------------------------------------
                                                     Signature(s)

Number of Shares Held of
Record on March 14, 1997:
                         ---------------


          THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER AND RETURNED PROMPTLY TO THE COMPANY IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER MUST SIGN.
page 14